UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2015

Rave Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Missouri                                                      0-12919                                           45-3189287
(State or other jurisdiction of incorporation)          (Commission File Number)          (IRS Employer Identification No.)

3551 Plano Parkway, The Colony, Texas                                                       75056
(Address of principal executive offices)                                                         (Zip Code)

Registrant’s telephone number, including area code: (469) 384-5000

Pizza Inn Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03              AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

Effective January 7, 2015, the Articles of Incorporation of the registrant were amended and restated to, among other things, change the corporate name of the registrant from “Pizza Inn Holdings, Inc.” to “Rave Restaurant Group, Inc.” and provide that the number of directors be fixed by or in the manner provided by the Bylaws.  Also effective January 7, 2015, the Bylaws of the registrant were amended and restated to reflect the change of corporate name and to provide that the number of directors constituting the Board of Directors be fixed from time to time by resolution of the Board of Directors.

The foregoing description of the amendments to the Articles of Incorporation of the registrant are qualified in their entirety by reference to the Amended and Restated Articles of Incorporation attached hereto as Exhibit 3.1.  The foregoing description of the amendments to the Bylaws of the registrant are qualified in their entirety by reference to the Amended and Restated Bylaws attached hereto as Exhibit 3.2.

ITEM 8.01              OTHER EVENTS

Effective January 9, 2015, the Nasdaq identification of the registrant was changed from “Pizza Inn Holdings, Inc.” to “Rave Restaurant Group, Inc.” and the ticker symbol of the registrant was changed from “PZZI” to “RAVE.”  On January 8, 2015, the registrant issued a press release announcing these changes, a copy of which is attached hereto as Exhibit 99.1.  On January 8, 2015, the registrant also issued a press release announcing preliminary results for the second quarter of fiscal 2015, a copy of which is attached hereto as Exhibit 99.2.

ITEM 9.01.             FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

3.1           Amended and Restated Articles of Incorporation of Rave Restaurant Group, Inc.

3.2           Amended and Restated Bylaws of Rave Restaurant Group, Inc.

99.1         Press release dated January 8, 2015, regarding name change.

99.2         Press release dated January 8, 2015, regarding preliminary results for the second quarter of fiscal 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rave Restaurant Group, Inc.

Date: January 8, 2015	By:	/s/ Randall E. Gier
Randall E. Gier
Chief Executive Officer